Supplement Dated November 23, 2022
To The Prospectus Dated May 13, 2022 For

JACKSON MARKET LINK PROSM
SINGLE PREMIUM DEFERRED INDEX-LINKED ANNUITY

Issued by
Jackson National Life Insurance Company®

This supplement updates the above-referenced prospectus. Please read and keep it together with your prospectus for future reference. To obtain an additional copy of the prospectus, please contact us at our Customer Care Center, P.O. Box 24068, Lansing, Michigan, 48909-4068; 1-800-644-4565; www.jackson.com.

Effective November 23, 2022, your prospectus is revised as follows to correct the narrative description of the Free Withdrawal amount:

➢    In the section titled "WITHDRAWAL CHARGE", beginning on page 23 of the prospectus, the third bulleted description in the first paragraph is deleted and replaced with the following:

•any Free Withdrawal amount. The free withdrawal amount is equal to 10% of Contract Value during each Contract Year that would otherwise incur a Withdrawal Charge, minus earnings. The free withdrawal amount may be taken once or through multiple withdrawals throughout the Contract Year. Amounts withdrawn to satisfy required minimum distributions reduce the amount of available free withdrawal.
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(To be used with JMR24801 05/22)

JFR102341 11/22